AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, dated as of August 19, 2022, amends the Global Custody Agreement, dated as of December 14, 2006 as amended to date (the “Custodian Agreement”), by and between State Street Bank and Trust Company (the “Bank”) and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company and listed on Appendix A thereto, as amended from time to time (each, a “Customer”).

The Bank and each Customer hereby agree to replace the existing Appendix A to the Custodian Agreement with the updated appendix below, to reflect all Customers who are parties to the Custodian Agreement as of such date.

APPENDIX A CUSTOMERS AND PORTFOLIOS

Dated as of August 19, 2022

The following is a list of Customers and their respective Portfolios for which the Bank shall serve under this Agreement.

CUSTOMER PORTFOLIO:	EFFECTIVE AS OF:
American Funds Fundamental Investors
d.b.a. Fundamental Investors	December 14, 2006
The Growth Fund of America	December 14, 2006
The New Economy Fund	December 14, 2006
SMALLCAP World Fund, Inc.	December 14, 2006
American Funds Multi-Sector Income Fund	February 15, 2019
American Funds International Vantage Fund	November 8, 2019
American Funds Global Insight Fund	November 8, 2019
American Funds Corporate Bond Fund	September 28, 2020
American Funds Tax-Exempt Fund of New York	September 28, 2020
American Funds Mortgage Fund	September 28, 2020
American Funds Inflation Linked Bond Fund	December 7, 2020
American Funds Developing World Growth and Income Fund	December 7, 2020
American Funds Insurance Series -
Washington Mutual Investors Fund	May 1, 2021 (December 14, 2006)
(formerly Blue Chip Income and Growth Fund)
Global Growth Fund	December 14, 2006
Global Small Capitalization Fund	December 14, 2006
Growth Fund	December 14, 2006
International Fund	December 14, 2006
Growth-Income Fund	December 14, 2006
Asset Allocation Fund	December 14, 2006
The Bond Fund of America (formerly Bond Fund)	May 1, 2021 (December 14, 2006)
American High-Income Trust
(formerly High-Income Bond Fund)	May 1, 2021 (December 14, 2006)
U.S. Government Securities Fund	May 1, 2021 (December 14, 2006)
(formerly U.S. Government/AAA-Rated Securities Fund)
Ultra-Short Bond Fund
(formerly Cash Management Fund)	May 1, 2016 (December 14, 2006)

Capital World Growth and Income Fund	May 1, 2021 (December 14, 2006)
(formerly Global Growth and Income Fund)
New World Fund	December 14, 2006
Capital World Bond Fund
(formerly Global Bond Fund)	May 1, 2020 (December 14, 2006)
International Growth and Income Fund	October 1, 2008
Global Balanced Fund	May 2, 2011
American Funds Mortgage Fund
(formerly Mortgage Fund)	May 1, 2020 (May 2, 2011)
Capital Income Builder	May 1, 2014
Portfolio Series – American Funds Global Growth Portfolio	May 1, 2015
Portfolio Series – American Funds Growth and Income Portfolio	May1, 2015
Portfolio Series - American Funds Managed Risk Growth Portfolio	June 19, 2020
Portfolio Series - American Funds Managed Risk Growth
and Income Portfolio	June 19, 2020
Portfolio Series - American Funds Managed Risk
Global Allocation Portfolio	June 19, 2020
Managed Risk Asset Allocation Fund	June 19, 2020
Managed Risk Growth Fund	June 19, 2020
Managed Risk Growth-Income	June 19, 2020
Managed Risk International Fund	June 19, 2020
Managed Risk Washington Mutual Investors Fund	May 1, 2021 (June 19, 2020)
(formerly Managed Risk Blue Chip Income and Growth Fund)

American Funds IS 2010 Target Date Fund	December 6, 2019
American Funds IS 2015 Target Date Fund	December 6, 2019
American Funds IS 2020 Target Date Fund	December 6, 2019
American Funds IS 2025 Target Date Fund	December 6, 2019
American Funds IS 2030 Target Date Fund	December 6, 2019
American Funds IS 2035 Target Date Fund	December 6, 2019

American Funds College Target Date Series
American Funds College Enrollment Fund	September 14, 2012
American Funds College 2024 Fund	September 14, 2012
American Funds College 2027 Fund	September 14, 2012
American Funds College 2030 Fund	September 14, 2012
American Funds College 2033 Fund	March 27, 2015
American Funds College 2036 Fund	February 9, 2018
American Funds College 2039 Fund	March 26, 2021

American Funds Retirement Income Portfolio Series
American Funds Retirement Income Portfolio – Conservative	September 21, 2020
American Funds Retirement Income Portfolio – Moderate	September 21, 2020
American Funds Retirement Income Portfolio – Enhanced	September 21, 2020

Capital Group Central Fund Series II –
Capital Group Central Corporate Bond Fund	April 16, 2021

Capital Group Core Equity ETF	November 17, 2021
Capital Group Growth ETF	November 17, 2021
Capital Group International Focus Equity ETF	November 17, 2021
Capital Group Dividend Value ETF	November 17, 2021
Capital Group Global Growth Equity ETF	November 17, 2021

Capital Group Fixed Income ETF Trust

Capital Group Core Plus Income ETF	November 17, 2021
Capital Group Short Duration Income ETF	October 25, 2022*
Capital Group U.S. Multi-Sector Income ETF	October 25, 2022*
Capital Group Municipal Income ETF	October 25, 2022*
(the above ETFs are collectively referred to as the “ETFs”)
*or such other date on which the fund is seeded

IN WITNESS WHEREOF, each of the Customers and the Bank has executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios) and this Appendix shall constitute a separate agreement between the Bank and each Customer on behalf of itself or each of its Portfolios.

Each of the Customers Listed on Appendix A

Attached Hereto, on behalf of Itself or

its Listed Portfolios

By: Capital Research and Management Company*	State Street Bank and Trust Company

By: /s/ Kristine M. Nishiyama	By: /s/ Lou Abruzzi

Name: Kristine M. Nishiyama	Name: Lou Abruzzi

Title: Authorized Signatory	Title: SeniorVice President

* Pursuant to delegated authority.